Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder California Tax Free Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For          Against         Abstain         Broker Non-Votes*
          ---          -------         -------         -----------------

       18,384,244      760,468         868,638                0

2.    To elect Trustees.


                                                     Number of Votes:
                                                     ----------------

                      Trustee                 For                      Withheld
                      -------                 ---                      --------

         Henry P. Becton, Jr.              19,349,952                  663,398

         Dawn-Marie Driscoll               19,340,544                  672,806

         Peter B. Freeman                  19,349,461                  663,890

         George M. Lovejoy, Jr.            19,354,536                  658,814

         Wesley W. Marple, Jr.             19,355,895                  657,456

         Daniel Pierce                     19,355,419                  657,932

         Kathryn L. Quirk                  19,347,931                  665,419

         Jean C. Tempel                    19,342,987                  670,364

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      17,039,498       1,524,095       1,309,423            140,334


                     42 - Scudder California Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against          Abstain       Broker Non-Votes*
         ---            -------          -------       -----------------

      17,793,478       1,080,484        1,341,242            91,406

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                      Broker
             Fundamental Policies                 For             Against          Abstain          Non-Votes*
             --------------------                 ---             -------          -------          ----------

         5.1   Diversification                 16,644,299        1,750,379        1,478,339          140,334
         5.2   Borrowing                       16,629,143        1,762,912        1,480,961          140,334
         5.3   Senior securities               16,670,640        1,724,991        1,477,385          140,334
         5.4   Concentration                   16,657,054        1,736,123        1,479,840          140,344
         5.5   Loans                           16,661,456        1,732,945        1,478,616          140,344
         5.6   Underwriting of securities      16,658,789        1,733,859        1,480,369          140,344
         5.7   Investment in real estate       16,663,123        1,727,464        1,482,429          140,344
         5.8   Purchase of physical            16,673,628        1,725,574        1,473,815          140,344
               commodities
         5.9   Investment in California        16,653,090        1,743,370        1,476,557          140,344
               municipal securities

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        18,971,432                  316,739                    725,179

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                     43 - Scudder California Tax Free Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder California Tax Free Money Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      41,339,564       1,150,085       2,067,210               0

2.    To elect Trustees.


                                                    Number of Votes:
                                                    ----------------

                       Trustee               For                      Withheld
                       -------               ---                      --------

          Henry P. Becton, Jr.            42,822,799                 1,734,060

          Dawn-Marie Driscoll             42,822,799                 1,734,060

          Peter B. Freeman                42,601,714                 1,955,146

          George M. Lovejoy, Jr.          42,822,799                 1,734,060

          Wesley W. Marple, Jr.           42,822,799                 1,734,060

          Daniel Pierce                   42,809,134                 1,747,725

          Kathryn L. Quirk                42,586,784                 1,970,076

          Jean C. Tempel                  42,822,799                 1,734,060

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      39,617,622       2,947,426       1,981,129             10,682


                  40 - Scudder California Tax Free Money Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against         Abstain         Broker Non-Votes*
         ---            -------         -------         -----------------

      41,344,284       2,212,520       1,876,425                0

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 37,815,270        4,682,079        2,048,828          10,682
         5.2   Borrowing                       37,800,340        4,697,010        2,048,828          10,682
         5.3   Senior securities               37,818,989        4,678,361        2,048,828          10,682
         5.4   Concentration                   37,805,324        4,692,025        2,048,828          10,682
         5.5   Loans                           37,818,989        4,678,361        2,048,828          10,682
         5.6   Underwriting of securities      37,842,346        4,655,003        2,048,828          10,682
         5.7   Investment in real estate       37,842,346        4,655,003        2,048,828          10,682
         5.8   Purchase of physical            37,842,346        4,655,003        2,048,828          10,682
               commodities
         5.9   Investment in California        37,842,346        4,655,003        2,048,828          10,682
               municipal securities
         5.10  Tax diversification             37,818,989        4,678,361        2,048,828          10,682

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                   Number of Votes:
                                   ----------------

              For                      Against                    Abstain
              ---                      -------                    -------

           42,345,708                  731,389                   1,479,762

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                  41 - Scudder California Tax Free Money Fund